UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 12, 2025
HERITAGE DISTILLING HOLDING COMPANY INC.
(Exact name of registrant as specified in charter)

Delaware	001-42411	83-4558219
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

9668 Bujacich Road Gig Harbor, Washington	98332
(Address of Principal Executive Offices)	(zip code)

(253) 509-0008
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CASK	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 12, 2025, Heritage Distilling Holding Company, Inc. (the “Company”) filed a Certificate of Amendment (the “Amendment”) to the Certificate of Designations, Preferences, Powers and Rights of the Series B Convertible Preferred Stock (the “Certificate of Designations”) with the Delaware Secretary of State. The Amendment increased the authorized number of shares of Series B Convertible Preferred Stock from 750,000 shares to 850,000 shares and amended and restated Section 3.3 of the Certificate of Designations in its entirety to correct certain typographical errors. A copy of the Amendment was previously filed as Exhibit 3.5 to the Company’s Registration Statement on Form S-1 (File No. 333-288051) filed with the Securities and Exchange Commission (the “SEC”) on June 13, 2025, and is incorporated herein by reference. As of the date hereof, 742,137 shares of Series B Preferred Stock have been issued.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is incorporated herein by reference:

Exhibit No.	Description
3.1
Certificate of Amendment to the Certificate of Designations, Preferences, Powers and Rights of Series B Convertible Preferred Stock (filed as Exhibit 3.5 to the Registration Statement on Form S-1 (File No.333-288051) filed with the SEC on June 13, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE DISTILLING HOLDING COMPANY INC.

Date: June 16, 2025	By:	/s/ Justin Stiefel
Justin Stiefel
Chief Executive Officer
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